UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2021

Orchid Island Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 22, 2021, Orchid Island Capital, Inc. (the “Company”) and Bimini Advisors, LLC entered into an equity distribution agreement (the “Equity Distribution Agreement”) with J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and MUFG Securities Americas Inc. (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $250,000,000 of shares of the Company’s common stock, $0.01 par value per share (the “Shares”).

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions (which may include block trades). Under the Equity Distribution Agreement, the Sales Agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Shares sold through the Sales Agents. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-236144). The Company has filed a prospectus supplement, dated June 22, 2021, to the prospectus, dated February 10, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the Shares, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to tax matters.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated June 22, 2021, by and among the Company, Bimini Advisors, LLC, J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and MUFG Securities Americas Inc.
5.1	Opinion of Venable LLP, dated June 22, 2021, with respect to the legality of the shares
8.1	Opinion of Vinson & Elkins L.L.P., dated June 22, 2021, with respect to tax matters
23.1	Consent of Venable LLP (included in exhibit 5.1)
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021

ORCHID ISLAND CAPITAL, INC.

	By:	/s/ Robert E. Cauley
	Name:	Robert E. Cauley
	Title:	Chairman and Chief Executive Officer